Exhibit 4.6
[The following constitutes the registration rights granted to Rubicon Master Fund and Phelps
Dodge Corporation as identified in the Securities Purchase Agreement dated July 11, 2005, as amended September 7, 2005]
ARTICLE VI
REGISTRATION RIGHTS
6.1 Shelf Registration
     (a) On or prior to the Filing Date, the Company shall prepare and file with the SEC a “Shelf” Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form SB-2 (except if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2, in which case such registration shall be on another appropriate form in accordance herewith as the Purchasers may reasonably consent) and shall contain (except if otherwise directed by the Purchasers) the “Plan of Distribution” attached hereto as Exhibit F.
     (b) The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the end of the Effectiveness Period or all Registrable Securities owned by the Purchaser may be sold pursuant to Rule 144(k); provided, however, the Company’s obligation to keep such Registration Statement effective shall cease in the event the Company has replaced such Registration Statement with a Registration Statement on Form S-3, declared effective by the SEC, covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Company shall use its best efforts to keep such Registration Statement on Form S-3 continuously effective under the Securities Act until the end of the Effectiveness Period. From and after the Effective Date until the expiration of the Effectiveness Period, the Company shall timely file with the Commission the annual, quarterly and other reports which the Company would be required to file with the Commission under Section 15(d) of the Exchange Act, whether or not the Company is eligible for any exemption therefrom.
     (c) The Company shall use its commercially reasonable efforts to file the Canadian Prospectus with the Canadian Securities Commissions prior to the Filing Date and obtain a receipt or MRRS Decision Document for such Canadian Prospectus prior to the Required Effectiveness Date.
     (d) The Company shall notify each Purchaser in writing promptly (and in any event within one Trading Day) after receiving notification from the SEC that the Registration Statement has been declared effective and when the receipt or MRRS Decision Document for the Canadian Prospectus has been obtained.
     (e) As promptly as possible, and in any event no later than the Post-Effective Amendment Filing Deadline, the Company shall prepare and file with the SEC a Post-Effective

Amendment. The Company shall use its best efforts to cause the Post-Effective Amendment to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event prior to the fifteenth Trading Day after the Post-Effective Amendment Filing Deadline. The Company shall notify each Purchaser in writing promptly (and in any event within one business day) after receiving notification from the SEC that the Post-Effective Amendment has been declared effective.
     (f) Upon the occurrence of any Event (as defined below) prior to the 24-month anniversary of the Closing, and on every monthly anniversary thereof occurring no later than the 24-month anniversary of the Closing until the applicable Event is cured, as partial relief for the damages suffered therefrom by the Purchasers (which remedy shall not be exclusive of any other remedies available under this Agreement, at law or in equity), the Company shall pay to each Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Purchaser. The payments to which a Purchaser shall be entitled pursuant to this Section 6.1(f) are referred to herein as “Event Payments.” Any Event Payments payable pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event. In the event the Company fails to make Event Payments within 10 Business Days of any demand therefore, such Event Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.
For such purposes, each of the following shall constitute an “Event”:
     (i) the Canadian Prospectus is not filed with the Canadian Securities Commissions on or prior to the Filing Date or is not declared effective on or prior to the Required Effectiveness Date;
     (ii) the Registration Statement is not filed on or prior to the Filing Date or is not declared effective on or prior to the Required Effectiveness Date;
     (iii) a receipt or MRRS Decision Document for the Canadian Prospectus is not obtained on or prior to the Required Effectiveness Date;
     (iv) a Post-Effective Amendment is not filed on or prior to the Post-Effective Amendment Filing Deadline or is not declared effective on or prior to the twenty-first Trading Day after the Post-Effective Amendment Filing Deadline;
     (v) the Company fails to have the Common Stock listed on its Trading Market on or prior to January 31, 2006; and
     (vi) after the Effective Date, a Purchaser is not permitted to sell Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason (other than the requirement of the Company to file a Post-Effective Amendment and for such Post-Effective Amendment to be declared effective) and is not permitted to sell Registrable Securities in a jurisdiction without filing a Canadian Prospectus and obtaining a receipt or MRRS Decision Document for such Canadian Prospectus for either (A) 10 or more consecutive Trading Days or (B) 30

Trading Days, whether or not consecutive, in any 365-day period); provided, however, that none of the foregoing shall constitute an “Event” if the delay is caused by any act of war, terrorism, natural disaster or power failure.
     (g) The Company shall not, prior to the Effective Date of the Registration Statement, (i) prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act (ii) prepare and file with the Canadian Securities Commissions a Canadian Prospectus relating to an offering for its own account or the account of others under the Canadian Securities Laws of any of its equity securities.
6.2 Registration Procedures. In connection with the Company’s registration or Canadian Prospectus filing obligations hereunder, the Company shall:
     (a) Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any Canadian Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference) with respect to the registration or qualification of any Registrable Securities, the Company shall (i) furnish to each Purchaser and Schulte Roth & Zabel LLP and McCarthy Tetrault LLP (“Purchaser Counsel”) copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Purchasers and Purchaser Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of Purchaser Counsel, to conduct a reasonable investigation within the meaning of the Securities Act or otherwise. The Company shall not file a Registration Statement or any such Prospectus or Canadian Prospectus or any amendments or supplements thereto to which Purchasers holding a majority of the Registrable Securities shall reasonably object. However, any objection to the filing of such registration statement or other document enumerated above, shall suspend from occurring any of the “Events” listed above in Section 6.1 ((f) i.-vi.) for the period of time during which the objection remains, but in no case will the period of suspension exceed ten Trading Days.
     (b) (i) Prepare and file with the SEC and/or Canadian Securities Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period or maintain its reporting issuer status under applicable Canadian Securities Laws and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten Business Days, to any comments received from the SEC or Canadian Securities Commission with respect to the Registration Statement or Canadian Prospectus or any amendment thereto and as promptly as reasonably practicable provide the Purchasers true and complete copies of all correspondence from and to the SEC or Canadian Securities Commission relating to the Registration Statement or Canadian Prospectus; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act and Canadian Securities

Laws with respect to the disposition of all Registrable Securities covered by the Registration Statement and/or the Canadian Prospectus, as applicable, during the applicable period in accordance with the intended methods of disposition by the Purchasers thereof set forth in the Registration Statement as so amended or in such Prospectus and/or the Canadian Prospectus, as applicable, as so supplemented.
     (c) Notify the Purchasers of Registrable Securities to be sold and Purchaser Counsel as promptly as reasonably practicable, and (if requested by any such Person) confirm such notice in writing no later than two Trading Days thereafter, of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) the SEC comments in writing on any Registration Statement (in which case the Company shall deliver to each Purchaser a copy of such comments and of all written responses thereto); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the SEC or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; (vii) any Canadian Securities Commission notifies the Company whether there will be a “review” of any Canadian Prospectus; (viii) any Canadian Securities Commission comments in writing on any Canadian Prospectus (in which case the Company shall deliver to each Purchaser a copy of such comments and of all written responses thereto); (ix) any MRRS Decision Document is obtained for a Canadian Prospectus effective; (x) a Canadian Securities Commission requests any amendment or supplement to any Canadian Prospectus or requests additional information related thereto; (xi) any Canadian Securities Commission issues a cease trade order for any of the Company securities; or (xii) the financial statements included in any Registration Statement or Canadian Prospectus become ineligible for inclusion therein or any statement made in any Registration Statement or Prospectus or Canadian Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus, Canadian Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (d) Use its reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any cease trade order from the Canadian Securities Commission or (iii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.
     (e) Furnish to each Purchaser and Purchaser Counsel, without charge, at least one conformed copy of each Registration Statement, each Canadian Prospectus and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person

(including those previously furnished or incorporated by reference) as promptly as practicable after the filing of such documents with the SEC or Canadian Securities Commission.
     (f) Promptly deliver to each Purchaser and Purchaser Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus), Canadian Prospectus and each amendment or supplement thereto as such Persons may reasonably request within two Business Days of such request. The Company hereby consents to the use of such Prospectus and Canadian Prospectus, if applicable, and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus or Canadian Prospectus, if applicable, and any amendment or supplement thereto.
     (g) (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as practicable thereafter; (iii) provide to the Purchasers evidence of such listing; and (iv) maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.
     (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Purchasers and Purchaser Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States or Canada as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement or Canadian Prospectus, if applicable; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.
     (i) Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement or Canadian Prospectus, if applicable, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Purchasers may request.
     (j) Upon the occurrence of any event described in Section 6.2(c)(xii), as promptly as reasonably practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement, the Canadian Prospectus nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (k) Reasonably cooperate with any due diligence investigation undertaken by the Purchasers in connection with the sale of Registrable Securities, including without limitation by making available any documents and information; provided that the Company will not deliver or make available to any Purchaser material, nonpublic information unless such Purchaser specifically requests in advance to receive material, nonpublic information in writing.
     (l) If Holders of a majority of the Registrable Securities being offered pursuant to a Registration Statement select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to the Company, including, without limitation, by providing customary legal opinions, comfort letters and indemnification and contribution obligations; provided, that no such agreement shall obligate the Company to pay any amount not otherwise contemplated by this Article VI.
     (m) Comply with all applicable rules and regulations of the SEC and Canadian Securities Laws.
6.3 Registration Expenses. The Company shall pay (or reimburse the Purchasers for) all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Purchasers), (c) messenger, telephone and delivery expenses incurred by the Company, (d) fees and disbursements of counsel for the Company and up to $20,000 in the aggregate for Purchaser Counsel (incurred in preparing the initial filing of the registration statement for the Registrable Securities and all amendments thereto prior to it being declared effective), (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market. In all events, the Purchasers shall be solely responsible for paying all brokerage fees, underwriter commissions or similar compensation relating to their sale of Registrable Securities and any income taxes resulting from any such sale of Registrable Securities.
6.4 Indemnification
     (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, partners, members, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, the Canadian Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(v)-(xii), the use by such Purchaser of an outdated or defective Prospectus or Canadian Prospectus after the Company has notified such Purchaser in writing that the Prospectus or Canadian Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 6.5. The Company shall notify the Purchasers promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.
     (b) Indemnification by Purchasers. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, any Canadian Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, any Canadian Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or such Prospectus or such Canadian Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Canadian Prospectus, such Prospectus or such form of Prospectus or Canadian Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(v)-(xii), the use by such Purchaser of an outdated or defective Prospectus or Canadian Prospectus after the Company has notified such Purchaser in writing that the Prospectus or Canadian Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 6.5. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.
     (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.
          An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
          All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

     (d) Contribution. If a claim for indemnification under Section 6.4(a) or (b) is unavailable to an Indemnified Party (by reasons other than the specified exclusions to indemnification), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
6.5 Dispositions. Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(c)(v)-(xii), such Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until such Purchaser’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 6.2(j), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

6.6 No Piggyback on Registrations. Except as set forth on Schedule 6.6, neither the Company nor any of its security holders (other than the Purchasers in such capacity pursuant hereto) may include securities of the Company in a Registration Statement issued in accordance with Section 6.1 other than the Registrable Securities. In addition, the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.
6.7 Incidental Registrations.
     (a) If the Company at any time or from time to time proposes to register or qualify any of its securities under the Securities Act or Canadian Securities Laws, respectively, (other than in a registration on Form S-4 or S-8 or any successor form to such forms) whether or not pursuant to registration rights granted to other Purchasers of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given at least 30 days prior to such proposed registration) to the all Purchasers of its intention to undertake such registration or qualification, describing in reasonable detail the proposed registration or qualification and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered or qualified and the distribution arrangements) and of such Purchasers’ right to participate in such registration or qualification under this Section 6.7(a) as hereinafter provided. Subject to the other provisions of this paragraph (a) and Section 6.7(b), upon the written request of any Purchaser made within 20 days after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), the Company shall effect the registration or qualification under the Securities Act or Canadian Securities Laws, as the case may be, of all Registrable Securities requested by Purchasers to be so registered or qualified (an “Incidental Registration”), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered or qualified, by inclusion of such Registrable Securities in the Registration Statement or Canadian Prospectus which covers the securities which the Company proposes to register or qualify and shall cause such Registration Statement to become and remain effective or obtain an MRRS Decision Document for such Canadian Prospectus with respect to such Registrable Securities in accordance with the registration procedures set forth in Section 6.2 above. If an Incidental Registration involves an Underwritten Offering, immediately upon notification to the Company from the Underwriter of the price at which such securities are to be sold, the Company shall so advise each participating Purchaser. The Purchasers requesting inclusion in an Incidental Registration may, at any time prior to the effective date of the Incidental Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.
     (i) If at any time after giving written notice of its intention to register or qualify any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration or MRRS Decision Document in respect of the Canadian Prospectus, the Company shall determine for any reason not to register or qualify or to delay registration or qualification of such securities, the Company may, at its election, give written notice of such determination to each Purchaser of Registrable Securities and, thereupon, (A) in the case of a determination not to register or qualify, the Company shall be relieved of its obligation to register or qualify any Registrable Securities in connection with such registration or qualification (but not from its obligation to pay the Registration Expenses incurred in connection therewith), and (B) in the case of a determination to delay such registration or qualification, the Company shall be permitted to delay the registration or qualification of such Registrable Securities for the same period as the delay in registering or qualifying such other securities; provided, however, that if such delay shall extend beyond 120 days from the date the Company received a request to include Registrable Securities in such Incidental Registration, then the Company shall again give all Purchasers the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of such Incidental Registrations pursuant to this Section 6.7 which the Company is obligated to effect.
     (ii) The registration rights granted pursuant to the provisions of this Section 6.7 shall be in addition to the registration rights granted pursuant to the other provisions of Section 6.7 hereof.
     (b) Priority in Incidental Registration. If an Incidental Registration involves an Underwritten Offering (on a firm commitment basis), and the sole or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Purchaser requesting registration or qualification) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration or qualification exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the securities being offered (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), the Company shall include in such registration or qualification, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of a registration or qualification initiated by the Company, (A) first, the securities that the Company proposes to register or qualify for its own account, (B) second, the Registrable Securities requested to be included in such registration or qualification by the Purchasers, allocated pro rata in proportion to the number of Registrable Securities requested to be included in such registration or qualification by each of them, and (C) third, other securities of the Company to be registered or qualified on behalf of any other Person, and (ii) in the case of a registration or qualification initiated by a Person other than the Company, (A) first, the Registrable Securities requested to be included in such registration or qualification by the Purchasers and by any Persons initiating such registration or qualification, allocated pro rata in proportion to the number of securities requested to be included in such registration or qualification by each of them, (B) second, the securities that the Company proposes to register or qualify for its own account, and (C) third, other securities of the Company to be registered or qualified on behalf of any other Person; provided, however, that in the event the Company will not, by virtue of this Section 6.7(b), include in any such registration or qualification all of the Registrable Securities of any Purchaser requested to be included in such registration or qualification, such Purchaser may, upon written notice to the Company given within three days of the time such Purchaser first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration or qualification, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Purchasers not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration or qualification.
     (c) Selection of Underwriters. If any Incidental Registration involves an Underwritten Offering, the sole or managing Underwriter(s) and any additional investment bankers and managers to be used in connection with such registration or qualification shall be subject to the approval of the holders of a majority of the Registrable Securities to be included in such Incidental Registration (such approval not to be unreasonably withheld).
6.8 Additional Rights. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, or qualify by way of a Canadian Prospectus any of its equity securities, then the Company shall send to each Purchaser written notice of such determination and if, within fifteen days after receipt of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement or qualification all or any part of such Registrable Securities such Purchaser requests to be registered or qualified.

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